UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016

_______________________

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W.,  Kennesaw,  Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

At CryoLife, Inc.’s (the “Company” or “CryoLife”) 2016 Annual Meeting of Stockholders held on May 18, 2016 (the “Annual Meeting”), CryoLife’s stockholders elected each individual that was nominated for election as director of the Company to serve until the next annual meeting or until their successors are elected and have been qualified. The stockholders also (i) approved, by non-binding vote, the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and (ii) ratified the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2016.

The final results of the voting on each matter of business at the 2016 Annual Meeting are as follows:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas F. Ackerman	20,231,198	1,633,390	5,264,356
James S. Benson	20,310,885	1,553,703	5,264,356
Daniel J. Bevevino	20,228,624	1,635,964	5,264,356
Ronald C. Elkins, M.D.	20,318,863	1,545,725	5,264,356
J. Patrick Mackin	20,340,396	1,524,192	5,264,356
Ronald D. McCall, Esq.	20,272,541	1,592,047	5,264,356
Harvey Morgan	20,156,597	1,707,991	5,264,356
Jon W. Salveson	20,356,337	1,508,251	5,264,356

Approval, by non-binding vote of the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
20,097,598	1,474,915	292,075	5,264,356

Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2016.

Votes For	Votes Against	Votes Abstain
26,805,466	257,590	65,528

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: May 23, 2016	By: D. Ashley Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer